As filed with the Securities and Exchange Commission on January 24, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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Synthesis Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-2110031
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Riverway, Suite 300
Houston, Texas 77056
(713) 579-0600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

DeLome Fair
President and Chief Executive Officer
Synthesis Energy Systems, Inc.
Three Riverway, Suite 300
Houston, Texas 77056
(713) 579-0600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Robert G. Reedy
Kevin J. Poli
Porter Hedges LLP
1000 Main, 36th Floor
Houston, Texas 77002
Telephone: (713) 226-6674
Telecopy: (713) 228-1331

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Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share (1)	1,070,000	$2.70 (2), (3)	$2,889,000 (2), (3)	$360 (3)

(1)	Represents shares of common stock registered for resale by the selling stockholders named in this registration statement.
(2)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, or the Securities Act.
(3)	Pursuant to Rule 457(c) of the Securities Act of 1933, the registration fee is calculated on the basis of the average of the high and low sale prices of the registrant’s common stock on January 19, 2018, as reported on the NASDAQ.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, DATED january 24, 2018

PROSPECTUS

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1,070,000

Shares of Common Stock

_________________________________________

This prospectus relates to the offer and resale by the selling stockholders identified in this prospectus of up to 1,070,000 shares of our common stock issuable upon exercise of certain warrants that we issued as part of a private placement which closed on October 24, 2017. Effective December 4, 2017, we affected a 1-for-8 reverse stock split of our common stock and our stock symbol changed from “SYMX” to “SES”. All share and per share data included in this prospectus has been presented to reflect the reverse stock split.

The selling stockholders identified in this prospectus (which term as used in this prospectus includes their respective partners, pledgees, donees (including charitable organizations), transferees or other successors-in-interest) may offer this common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Although we will incur expenses in connection with the registration of the securities, we will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

Our common stock is quoted on the NASDAQ Capital Market under the symbol “SES.” The last reported sale price of our common stock on January 19, 2018 was $2.70 per share.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 7 of this prospectus.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission. Under this registration statement, the selling stockholders named in this prospectus or any supplement to this prospectus may sell from time to time the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer. To the extent appropriate, we may provide a prospectus supplement that contains specific information about the terms of the offering. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

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SYNTHESIS ENERGY SYSTEMS, inc.

Synthesis Energy Systems, Inc. is a global clean energy company that owns proprietary technology for the low-cost and environmentally responsible production of synthesis gas, or syngas. Syngas produced from our technology is a mixture of primarily hydrogen, carbon monoxide and methane, is used for the production of a wide variety of high-value clean energy and chemical products, such as substitute natural gas, power, methanol and fertilizer.

As used in this prospectus, the terms the “Company,” “we,” “us” and “our” mean Synthesis Energy Systems, Inc., a Delaware corporation, and its subsidiaries and predecessors, unless the context indicates otherwise. Our principal executive office is located at Three Riverway, Suite 300, Houston, Texas 77056, and our phone number is (713) 579-0600.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus, our filings with the Commission and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Private Securities Litigation Reform Act of 1995, or the PSLRA, or in releases made by the Commission. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company and our subsidiaries to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including the ability of Batchfire Resources Pty Ltd (“BFR”) and Australian Future Energy Pty Ltd (“AFE”) management to successfully grow and develop their Australian assets and operations, including Callide and Pentland; the ability of BFR to produce earnings and pay dividends; our ability to raise additional capital; our indebtedness and the amount of cash required to service our indebtedness; our ability to develop and expand business of the TSEC joint venture in the joint venture territory; our ability to develop our power business unit and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop our licensing business; the ability of our project with Yima to produce earnings and pay dividends; the economic conditions of countries where we are operating; events or circumstances which result in an impairment of our assets; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our ability to maintain our listing on the NASDAQ Stock Market; our ability to successfully commercialize our technology at a larger scale and higher pressures; commodity prices, including in particular natural gas, crude oil, methanol and power, the availability and terms of financing; our customers’ and/or our ability to obtain the necessary approvals and permits for future projects; our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

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In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, and our subsequent Commission filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, file reports, proxy statements and other information with the Commission as required by the Exchange Act. These reports, proxy statements and other information can be inspected and copied at the Commission’s Public Reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

We have filed a registration statement with the Commission on Form S-3 (including any amendments thereto, known as the registration statement) under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. You may refer to the registration statement and the exhibits and schedules thereto for more information about the offered securities and us. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the Commission under the Exchange Act, are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with the Commission on October 25, 2017 (File No. 001-33522), as amended by Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended June 30, 2017, filed with the Commission on October 30, 2017 (File No. 001-33522);

•	Our Quarterly Report on Form 10-Q for the period ended September 30, 2017, filed with the Commission on November 14, 2017, respectively (File No. 001-33522);

•	A description of our capital stock contained in our Form 8-A/A filed with the Commission on June 29, 2007 (File No. 001-33522); and

•	Our Current Reports on Form 8-K, filed with the Commission on November 9, 2017, November 14, 2017, November 22, 2017, November 27, 2017, November 30, 2017, December 11, 2017, December 19, 2017, December 20, 2017, January 4, 2018, January 8, 2018 and January 10, 2018 (File No. 001-33522) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) prior to the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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This prospectus incorporates documents by reference that are not delivered with the prospectus. Copies of these documents, other than the exhibits to the documents (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to Three Riverway, Suite 300, Houston, Texas 77056, Attention: Chief Executive Officer, telephone number: (713) 579-0600. We maintain a website at www.synthesisenergy.com . The reports incorporated herein by reference may also be accessed through our website at http://ir.synthesisenergy.com/sec.cfm. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended June 30, 2017, and our subsequent Commission filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When the selling stockholders offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our shares of common stock by the selling stockholders. The selling stockholders named in this prospectus will pay any underwriting fees, discounts and commissions, along with certain of the selling stockholders’ out-of-pocket expenses, incurred in connection with their sale of shares registered under this prospectus. We will bear all other costs, fees and expenses incurred by us, or by the selling stockholders, in effecting the registration, offer and sale of the shares covered by this prospectus.

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CERTAIN SELECTED FINANCIAL DATA

The following table presents summary selected financial data as of the dates and for the periods indicated solely to give retroactive effect to the 1 for 8 reverse stock split effective on December 4, 2017. You should read the following table in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus. Among other things, those financial statements include more detailed information regarding the basis of presentation for the following data.

Annual Results (in thousands, except per share amounts):

	Years Ended June 30,
	2017	2016	2015	2014	2013

Total revenue	$151	$650	$169	$2,627	$571
Operating loss	(28,080)	(19,936)	(11,012)	(10,893)	(15,510)
Loss from continuing operations	(28,480)	(20,404)	(10,958)	(10,875)	(16,825)
Gain (loss) from discontinued operations	1,929	(3,184)	(27,578)	(3,122)	(3,098)
Net loss	(26,551)	(23,588)	(38,536)	(13,997)	(19,923)
Less: net income (loss) attributable to noncontrolling interests	(315)	(516)	(654)	246	10
Net loss attributable to SES stockholders	(26,236)	(23,072)	(37,882)	(14,243)	(19,933)
Net income (loss) attributable to SES stockholders:
From continuing operations	(28,174)	(19,910)	(10,958)	(11,196)	(16,809)
From discontinued operations	1,938	(3,162)	(26,924)	(3,047)	(3,124)
Net loss attributable to SES stockholders	$(26,236)	$(23,072)	$(37,882)	$(14,243)	$(19,933)

Net income (loss) per share (Basic and diluted) (Unaudited):
From continuing operations	$(2.59)	$(1.84)	$(1.16)	$(1.35)	$(2.23)
From discontinued operations	0.18	(0.29)	(2.85)	(0.37)	(0.42)

Net loss attributable to SES stockholders (Unaudited)	(2.41)	$(2.13)	$(4.00)	$(1.72)	$(2.65)
Weighted average common shares outstanding (Unaudited):
Basic and diluted	10,893	10,847	9,462	8,265	7,521

Quarterly Results (Unaudited) (in thousands, except per share amounts):

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

2017:
Net loss attributable to SES stockholders	(2,947)	(569)	(2,712)	(20,008)
Net loss attributable to SES stockholders:
From continuing operations	(2,567)	(2,887)	(2,712)	(20,008)
From discontinued operations	(380)	2,318	—	—
Net loss attributable to SES stockholders	(2,947)	(569)	(2,712)	(20,008)
Net loss per share (Basic and diluted):
From continuing operations	$(0.24)	$(0.24)	$(0.24)	$(1.84)
From discontinued operations	—	0.16	—	—
Net loss attributable to SES stockholders	$(0.24)	$(0.08)	$(0.24)	$(1.84)

2016:
Net loss attributable to SES stockholders	(4,582)	(3,926)	(2,975)	(11,589)
Net loss attributable to SES stockholders:
From continuing operations	(3,003)	(2,974)	(2,760)	(11,173)
From discontinued operations	(1,579)	(952)	(215)	(416)
Net loss attributable to SES stockholders	(4,582)	(3,926)	(2,975)	(11,589)
Net loss per share (Basic and diluted):
From continuing operations	$(0.24)	$(0.24)	$(0.24)	$(1.12)
From discontinued operations	(0.16)	(0.16)	(0.00)	(0.00)
Net loss attributable to SES stockholders	$(0.40)	$(0.40)	$(0.24)	$(1.12)

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DESCRIPTION OF CAPITAL STOCK

The total number of shares of all classes of stock that we have authority to issue is 220,000,000, consisting of 200,000,000 shares of common stock, par value $.01 per share, and 20,000,000 shares of preferred stock, par value $.01 per share. We had 11,942,799 shares of common stock, and no shares of preferred stock, outstanding as of January 19, 2018.

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and our bylaws relating to our capital stock. You should read our certificate of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. Please read “Where You Can Find More Information.”

Common Stock

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders. Such holders do not have the right to cumulate their votes in the election of directors. Holders of our common stock have no redemption or conversion rights, no preemptive or other rights to subscribe for our securities and are not entitled to the benefits of any sinking fund provisions. In the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of all our debts and liabilities. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor.

Preferred Stock

Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 20,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have preferences, voting powers, qualifications and special or relative rights or privileges determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights.

Anti-takeover Effects of Our Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and bylaws contain provisions that could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.

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Stockholder meetings. Our bylaws provide that a special meeting of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or by a resolution adopted by a majority of our board of directors.

Requirements for advance notification of stockholder nominations and proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors.

Stockholder action by written consent. Our bylaws provide that no action that is required or permitted to be taken by our stockholders at any annual or special meeting may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by our board of directors. This provision, which may not be amended except by the affirmative vote of holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, makes it difficult for stockholders to initiate or effect an action by written consent that is opposed by our board of directors.

Amendment of the bylaws. Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and bylaws grant our board of directors the power to adopt, amend and repeal our bylaws at any regular or special meeting of our board of directors on the affirmative vote of a majority of the directors then in office. Our stockholders may adopt, amend or repeal our bylaws but only at any regular or special meeting of stockholders by an affirmative vote of holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

These provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Director and Officer Liability and Indemnification

Director Liability

Our certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under Delaware law. The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Delaware law:

•	for any breach of the director’s duty of loyalty to we or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•	for any transaction from which the director derives an improper personal benefit.

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This provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If Delaware law is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by Delaware law, as so amended. Any repeal or amendment of provisions of our certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Director and Officer Indemnification

Our certificate of incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the Delaware law requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our certificate of incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our certificate of incorporation.

Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Delaware law.

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Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Listing

Our common stock is listed for quotation on the NASDAQ Capital Market under the symbol “SES.”

Transfer Agent and Registrar

American Stock Transfer & Trust Company is transfer agent and registrar for our common stock.

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SELLING STOCKHOLDERS

The following table sets forth information relating to the selling stockholders’ beneficial ownership of our shares as of January 19, 2018. This prospectus covers the offering for resale from time to time of up to 1,070,000 shares owned by the selling stockholders. The shares of common stock are issuable upon exercise of certain warrants issued to the selling stockholders as part of a private placement which closed on October 24, 2017. As used in this prospectus, “selling stockholders” includes partners, pledgees, donees (including charitable organizations), assignees, transferees or other successors-in-interest selling shares received from a named selling stockholder after the date of this prospectus.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective under the Securities Act. We will supplement or amend this prospectus to include additional selling stockholders upon request and upon provision of all required information to us.

The following table and related footnotes set forth:

•	the name of each selling stockholder;

•	if different, the name of the natural person(s) who exercise(s) sole/shared voting and/or investment power with respect to the shares;

•	the number of our shares beneficially owned by such stockholder prior to the offering;

•	the number being offered for the stockholder’s account; and

•	the number to be owned by such stockholder after completion of the offering (assuming the sale of all shares offered by this prospectus).

Unless otherwise indicated, none of the selling stockholders is a broker-dealer registered under Section 15 of the Exchange Act, or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

We prepared the table based on information supplied to us by the selling stockholders. We have not sought to verify such information. The percentages of shares beneficially owned and being offered are based on the 11,942,799 shares of common stock that were outstanding as of January 19, 2018, unless otherwise stated in the footnotes to the table below. Additionally, some or all of the selling stockholders may have sold or transferred some or all of their shares in exempt or non-exempt transactions since such date. Other information about the selling stockholders may also change over time.

Effective December 4, 2017, we affected a 1-for-8 reverse stock split of our common stock and our stock symbol changed from “SYMX” to “SES”. All share and per share data included in this prospectus has been presented to reflect the reverse stock split.

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	Common Stock Beneficially Owned Prior to Offering		Number of Shares Which	Common Stock Beneficially Owned After this Offering (1)
			May be Sold in
Selling Stockholder	Number	Percent	This Offering	Number	Percent
Pacific Capital Management LLC (2)	125,000 (2)	1.0%	125,000	-	-

EZ Colony Partners, LLC, a Delaware limited liability company (3)	200,419 (3)	1.7%	69,875	130,544	1.1%

Bryan Ezralow 1994 Trust U/T/D 12/22/1994 (4)	417,528 (4)	3.5%	15,125	303,278	2.5%

Marc Ezralow Irrevocable Trust U/T/D 06/01/04 (5)	13,500 (5)	*	5,375	8,125	*

EZ MM&B Holdings, LLC, a Delaware limited liability company (6)	80,264 (6)	*	29,250	51,014	*

SPA Trust U/T/D 09/13/2004 (7)	13,500 (7)	*	5,375	8,125	*

Emerson Partners (8)	43,463 (8)	*	12,500	30,963	*

The Kingdom Trust Company, Custodian, FBO J. Steven Emerson, Traditional IRA, #15010260 (9)	214,962 (9)	1.8%	62,500	152,462	1.3%

The Kingdom Trust Company, Custodian, FBO J. Steven Emerson, ROTH IRA, #15010261 (10)	134,445 (10)	1.1%	62,500	71,945	*

LEAP Development, LLC (11)	179,529 (11)	1.6%	12,500	167,029	1.5%

Michael A. Carpenter (12)	31,250 (12)	*	31,250	-	-

Teagan Master Fund Ltd. (13)	250,000 (13)	2.1%	250,000	-	-

Paulson Special Situations Master Fund Ltd. (14)	1,375,000 (14)	11.5%	125,000	1,250,000	10.5%

Globe International Holdings LLC (15)	685,220 (15)	5.7%	125,000	560,220	4.7%

Ziwang Xu (16)	138,217 (16)	1.2%	12,500	125,717	1.0%

T.R. Winston & Company, LLC (17)	271,750 (17)	2.3%	84,250	187,500	1.6%

G. Tyler Runnels and Jasmine N. Runnels The Runnels Family Trust DTD 1/11/00 (18)	25,125 (18)	*	25,125	-	-

Karen Kang (19)	7,000(19)	*	7,000	-	-

John W. Galuchie Jr. (20)	4,900(20)	*	4,900	-	-

Russell Steward (21)	4,900(21)	*	4,900	-	-
*Less than one percent.			1,070,000

(1)	Assumes that the selling stockholders will sell all of the common stock offered pursuant to this prospectus.

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(2)	Jonathan Glaser manages the entity and has voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 11601 Wilshire Blvd., Suite 1925, Los Angeles, CA 90025. Includes 125,000 shares of common stock issuable upon the exercise of currently exercisable warrants.

(3)	Bryan Ezralow and Marc Ezralow, as the trustees of the two trusts that comprise the managing members of EZ Colony Partners LLC, exercise shared voting and dispositive control over these shares. Includes warrants to purchase 69,875 shares of common stock. The address of the entity is 23622 Calabasas Road, Suite 200, Calabasas, CA 91302.

(4)	Bryan Ezralow, as Trustee, exercises voting and dispositive control over these shares. Includes warrants to purchase 15,125 shares of common stock. The address of the trust is 23622 Calabasas Road, Suite 200, Calabasas, CA 91302.

(5)	Bryan Ezralow, as Trustee, exercises voting and dispositive control over these shares. Includes warrants to purchase 5,375 shares of common stock. The address of the trust is 23622 Calabasas Road, Suite 200, Calabasas, CA 91302.

(6)	Bryan Ezralow, Marc Ezralow and Marshall Ezralow, as the sole or co-trustees or managers of the two trusts and limited liability company that comprise the managing members of EZ MM&B Holdings, LLC, exercise shared voting and dispositive control over these shares. Includes warrants to purchase 29,250 shares of common stock. The address of the entity is 23622 Calabasas Road, Suite 200, Calabasas, CA 91302.

(7)	Marc Ezralow, as Trustee, exercises voting and dispositive control over these shares. Includes warrants to purchase 5,375 shares of common stock. The address of the trust is 23622 Calabasas Road, Suite 200, Calabasas, CA 91302.

(8)	J. Steven Emerson manages the entity and has voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 1522 Ensley Avenue, Los Angeles, CA 90024. Includes 12,500 shares of common stock issuable upon the exercise of currently exercisable warrants.

(9)	J. Steven Emerson manages the entity and has voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 1522 Ensley Avenue, Los Angeles, CA 90024. Includes 62,500 shares of common stock issuable upon the exercise of currently exercisable warrants.

(10)	J. Steven Emerson manages the entity and has voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 1522 Ensley Avenue, Los Angeles, CA 90024. Includes 62,500 shares of common stock issuable upon the exercise of currently exercisable warrants.

(11)	Robert Rigdon, a member of our Board of Directors and one of our former officers, manages the entity and has voting and investment control over the shares of common stock to be sold in this offering. The address for LEAP Development is 11410 Long Pine Drive, Houston, Texas 77077. Includes 12,500 shares issuable upon the exercise of currently exercisable warrants.

(12)	The address for Mr. Carpenter is 1900 Purdy Ave., PH 4, Miami Beach FL 33139. Includes 31,250 shares issuable upon the exercise of currently exercisable warrants

(13)	The entity is managed by Teagan Capital Management LLC and Tom Maheras has voting and investment control over the shares of common stock to be sold in this offering. The address for Teagan is 190 Elgin Ave, Georgetown, Grand Cayman KY1-9007, Cayman Islands. Includes 250,000 shares of common stock issuable upon the exercise of currently exercisable warrants.

(14)	Paulson Management II LP manages the entity and John Paulson has voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 1251 Avenue of the Americas, 50th Floor, New York, NY 10020. Includes 125,000 shares of common stock issuable upon the exercise of currently exercisable warrants.

(15)	Lorenzo C. Lamadrid, Chairman of our Board of Directors, manages the entity and has voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 1424 West 28th Street, Miami, FL 33140. Includes 281,036 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days and 125,000 shares of common stock issuable upon the exercise of currently exercisable warrants.

(16)	Mr. Xu is a member of our Board of Directors. Includes 115,519 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days and 12,500 shares of common stock issuable upon the exercise of currently exercisable warrants.

(17)	G. Tyler Runnels, Chairman and Chief Executive Officer of the entity, has voting and investment control over the shares of common stock to be sold in this offering. The address of the entity is 2049 Century Park East, Suite 230, Los Angeles, CA 90067. Includes 271,750 shares of common stock issuable upon the exercise of currently exercisable warrants.

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(18)	G. Tyler Runnels, as trustee, has voting and investment control over the shares of common stock to be sold in this offering. The address of the trust is 2049 Century Park East, Suite 230, Los Angeles, CA 90067. Includes 25,124 shares of common stock issuable upon the exercise of currently exercisable warrants.

(19)	The address for Ms. Kang is 144 Woodruff Place, Arcadia, CA 91007. Includes 7,000 shares of common stock issuable upon the exercise of currently exercisable warrants.

(20)	The address for Mr. Galuchie is 376 Main Street, Bedminster, New Jersey 07921. Includes 4,900 shares of common stock issuable upon the exercise of currently exercisable warrants.

(21)	The address for Mr. Steward is c/o T.R. Winston & Co., 152 W. 57th Street, 21st Floor, New York, NY 10019. Includes 4,900 shares of common stock issuable upon the exercise of currently exercisable warrants.

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PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for such securities or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter Hedges LLP, Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

Our consolidated financial statements as of June 30, 2017 and 2016 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$360
Accounting fees and expenses	$50,000
Legal fees and expenses	$25,000
Printing and engraving expenses	$-
Miscellaneous	$4,640
Total	$80,000

Item 15.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

In an action brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys’ fees).

The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, (ii) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.

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As permitted by the DGCL, our bylaws provide that we will indemnify our directors, officers, employees and agents against certain liabilities that they may incur in their capacities as directors, officers, employees and agents. Furthermore, our certificate of incorporation, indemnifies our directors, officers, employees, and agents to the maximum extent permitted by the DGCL. We have also entered into indemnification agreements with our officers and directors providing for indemnification to the maximum extent permitted under the DGCL. We have director and officer liability insurance policies that provide coverage of up to $30 million.

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Item 16.	Exhibits.

Exhibit No.	Description of Exhibit
3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on January 31, 2007).
3.2	Certificate of Amendment to the Certificate of Incorporation of the Company dated effective December 16, 2009 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 17, 2009).
3.3	Certificate of Amendment to the Certificate of Incorporation of the Company dated effective June 30, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 1, 2015).
3.4	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on March 30, 2007).
4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on January 31, 2007).
4.2	Form of Warrant for 2017 Debenture Offering (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 25, 2017).
5.1 (1)	Opinion of Porter Hedges LLP with respect to legality of the securities, including consent.
10.1	Form of Securities Purchase Agreement for 2017 Debenture Offering (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 25, 2017).
23.1 (1)	Consent of BDO USA, LLP.
23.2 (1)	Consent of Porter Hedges LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained in signature pages).

(1)	Filed herewith.

Item 17.	Undertakings.

(a)                 The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                 To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii)                To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                   If the registrant is relying on Rule 430B:

(A)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                 If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                 Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)               Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on the 24th day of January, 2018.

SYNTHESIS ENERGY SYSTEMS, INC.

By:	/s/ Delome Fair
Delome Fair
President and Chief Executive Officer

We the undersigned officers and directors of Synthesis Energy Systems, Inc., hereby, severally constitute and appoint Delome Fair and David Hiscocks, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Synthesis Energy Systems, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lorenzo Lamadrid	Chairman	January 24, 2018
Lorenzo Lamadrid

/s/ Robert Rigdon	Vice Chairman	January 24, 2018
Robert Rigdon

/s/ Delome Fair	President, Chief Executive Officer and Director (Principal Executive and Principal Financial Officer)	January 24, 2018
Delome Fair

/s/ David Hiscocks	Corporate Controller (Principal Accounting Officer)	January 24, 2018
David Hiscocks

/s/ Harry Rubin	Director	January 24, 2018
Harry Rubin

/s/ Denis Slavich	Director	January 24, 2018
Denis Slavich

/s/ Ziwang Xu	Director	January 24, 2018
Ziwang Xu

/s/ Charles M. Brown	Director	January 24, 2018
Charles M. Brown

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on January 31, 2007).
3.2	Certificate of Amendment to the Certificate of Incorporation of the Company dated effective December 16, 2009 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 17, 2009).
3.3	Certificate of Amendment to the Certificate of Incorporation of the Company dated effective June 30, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 1, 2015).
3.4	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on March 30, 2007).
4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on January 31, 2007).
4.2	Form of Warrant for 2017 Debenture Offering (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 25, 2017).
5.1 (1)	Opinion of Porter Hedges LLP with respect to legality of the securities, including consent.
10.1	Form of Securities Purchase Agreement for 2017 Debenture Offering (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 25, 2017).
23.1 (1)	Consent of BDO USA, LLP.
23.2 (1)	Consent of Porter Hedges LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained in signature pages).

(1)	Filed herewith.

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